UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 2, 2014

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On June 2, 2014, the Board of Directors of Corning Natural Gas Holding Corporation (the "Company") approved amendments to the Company's bylaws to clarify the ability of the Board to increase the size of the Board from time to time within the three- to nine-person range set by the Bylaws and to clarify that all directors, whether elected by shareholders at an annual meeting or by the board of directors to fill a vacancy, serve until the next annual meeting of shareholders and until such director's successor has been elected and has qualified. The amendments were approved as part of the Amended and Restated Bylaws effective on June 2, 2014, filed herewith as Exhibit 3.2. A marked copy showing the changes between the Amended and Restated Bylaws and the originally adopted Bylaws is furnished herewith for reference as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
Exhibit 3.2	Amended and Restated Bylaws of Corning Natural Gas Holding Corporation, effective June 2, 2014
Exhibit 99.1	Amended and Restated Bylaws of Corning Natural Gas Holding Corporation, effective June 2, 2014, marked to show changes from Bylaws, adopted July 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

Dated: June 3, 2014

By: /s/ Michael I. German

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Name	Location
Exhibit 3.2	Amended and Restated Bylaws of Corning Natural Gas Holding Corporation, effective June 2, 2014	Filed herewith
Exhibit 99.1	Amended and Restated Bylaws of Corning Natural Gas Holding Corporation, effective June 2, 2014, marked to show changes from Bylaws, adopted July 19, 2013.	Furnished herewith